Exhibit 99

News Release

5 Sarnowski Drive, Glenville, New York  12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank

Contact:	Robert M. Leonard

Executive Vice President and CRO

(518) 381-3693

TrustCo Promotes Kevin M. Curley and Michael M. Ozimek to Executive Vice President

Glenville, New York, December 18, 2018

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) announced that it has promoted Kevin M. Curley and Michael M. Ozimek to Executive Vice President.  Mr. Curley has been employed with the Company since 1990.  Mr. Ozimek has been employed with the company since 2002.

Mr. Curley has held a number of important positions with the bank and currently is responsible for overseeing the bank’s Operations and Branch Administration Departments.  Mr. Ozimek has served in the bank finance area during his tenure, and currently oversees the Accounting and Planning and Systems Departments.  He has been Chief Financial Officer since 2014 and will continue in that role.

President and Chief Executive Officer Robert J. McCormick said: “Kevin and Mike have steadily become indispensable members of the Company’s management team over the past several years. We are very pleased to bring them to the next level and we believe that the shareholders are well served by the commitment to the Company that this step represents.”

The Company has entered into employment agreements with the two new executives.  The substantive terms of those agreements are similar to the substantive terms of the most recently executed employment agreement entered into by the Company.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operates 148 offices in New York, Florida, New Jersey, Vermont, and Massachusetts.

In addition to its extensive offerings of traditional deposit products through its branch network and online, Trustco Bank’s Financial Services Department offers a full range of investment services, retirement planning, and trust and estate administration services.

The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

 Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during current and future periods and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q or other securities filings.